Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2014 Fourth Quarter and Year-End Results

SCOTTSDALE, ARIZ. - December 2, 2014 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the fourth quarter ended September 30, 2014 of $95.3 million, a 0.5 percent decrease from $95.8 million for the fourth quarter of the prior year. Net income for the fourth quarter ended September 30, 2014 was $1.6 million, or 6 cents per diluted share, compared to $0.9 million, or 4 cents per diluted share, for the fourth quarter ended September 30, 2013. Severance costs of $1.3 million (pre-tax) impacted diluted earnings per share by approximately 4 cents for the quarter ended September 30, 2014 compared to severance costs of $1.6 million (pre-tax), or 3 cents per diluted share, for the quarter ended September 30, 2013.

Revenues for the year ended September 30, 2014 were $378.4 million, a 0.5 percent decrease from $380.3 million for the year ended September 30, 2013. Net income for the year ended September 30, 2014 was $2.0 million, or 8 cents per diluted share, compared to $3.9 million, or 16 cents per diluted share, for the year ended September 30, 2013.

“While headwinds in our industry made it challenging to attract new students in 2014, we significantly improved efficiencies and reduced expenses, which let us continue to invest in students and our business," said Kim McWaters, chairman and CEO. “In the coming year, we will work to make our programs more accessible and affordable by managing costs, driving efficiencies and opening our new campus, all of which should improve our ability to rebuild our student population and better meet industry’s growing demand for skilled technicians.”

Student Metrics

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2014	2013	2014	2013
	(Rounded to hundreds)
Total starts	6,400	6,900	13,600	15,000
Average undergraduate full-time student enrollment	13,900	14,600	14,400	15,000
End of period undergraduate full-time student enrollment	15,500	16,300	15,500	16,300

Fourth Quarter Operating Performance

For the fourth quarter of 2014, revenues were $95.3 million, a 0.5 percent decrease from $95.8 million for last year's fourth quarter. The decrease in revenues primarily related to a decrease of 4.8 percent in average undergraduate full-time student enrollment. The decrease was partially offset by an increase in revenue per student. During the fourth quarter of 2014 and 2013, tuition excluded $4.8 million and $4.1 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the fourth quarter of 2014 were $3.9 million and 4.1 percent, respectively, compared to operating income and margin of $1.4 million and 1.5 percent, respectively, in the same period last year. The increases were primarily attributable to decreases in compensation and legal expense, partially offset by a decrease in revenues.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2014 was $9.2 million compared to $7.1 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Year Operating Performance
Revenues for the year ended September 30, 2014 were $378.4 million, a 0.5 percent decrease from $380.3 million for the year ended September 30, 2013. Tuition excluded $23.2 million and $19.5 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the year ended September 30, 2014 were $6.3 million and 1.7 percent, respectively, compared to $6.0 million and 1.6 percent, respectively, for the year ended September 30, 2013. The increases in operating income and margin were related to decreases in compensation costs, depreciation and amortization expense and legal expense, partially offset by the decrease in revenues and an increase in advertising expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the year ended September 30, 2014 was $29.1 million compared to $29.9 million for the year ended September 30, 2013. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $96.1 million at September 30, 2014, compared to $96.3 million at September 30, 2013. At September 30, 2014, shareholders' equity totaled $133.2 million as compared to $139.2 million at September 30, 2013. We paid cash dividends of $0.10 per common share quarterly for an aggregate payment of approximately $9.9 million.

We purchased 120,252 shares of stock during the year ended September 30, 2014 at an average price per share of $11.79 for a total cost of approximately $1.4 million pursuant to the previously announced share repurchase plan. We did not purchase any shares during the three months ended September 30, 2014.

Cash flow provided by operating activities was $17.2 million for the three months ended September 30, 2014, compared to $21.3 million for the three months ended September 30, 2013. Cash provided by operating activities was $27.1 million for the year ended September 30, 2014 compared to $26.7 million for the year ended September 30, 2013.

2015 Outlook
For the full year ending September 30, 2015, we expect new student starts as well as our average student population to be down in the mid-single digits.  While annual tuition increases will slightly offset the decline in average students, we expect revenue to decline approximately 3 to 4%. Despite lower revenue, with the efficiency improvements we have made, excluding the impact of pre-opening costs of our new campus, we expect to see year over year growth in operating income. During the second half of the year, we expect to see year over year growth in both new student applications and starts which should have a positive impact on 2016. Capital expenditures are expected to be approximately $24 million in 2015, of which approximately $13 million will be attributable to our new campus.  Due to the seasonality of our business and normal fluctuations in student populations, we would expect volatility in our quarterly results.

Conference Call
Management will hold a conference call to discuss the 2014 fourth quarter results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through December 16, 2014 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10056415.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 180,000 graduates in its 49-year history, UTI offers undergraduate degree and diploma programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenues	$95,313	$95,811	$378,393	$380,322
Operating expenses:
Educational services and facilities	49,440	50,252	200,054	199,540
Selling, general and administrative	41,993	44,131	172,002	174,757
Total operating expenses	91,433	94,383	372,056	374,297
Income from operations	3,880	1,428	6,337	6,025
Other income:
Interest income, net	(507)	54	(1,624)	234
Equity in earnings of unconsolidated affiliate	128	—	471	—
Other income (expense)	(9)	194	563	655
Total other income, net	(388)	248	(590)	889
Income before income taxes	3,492	1,676	5,747	6,914
Income tax expense	1,908	789	3,710	3,013
Net income	$1,584	$887	$2,037	$3,901
Earnings per share:
Net income per share - basic	$0.06	$0.04	$0.08	$0.16
Net income per share - diluted	$0.06	$0.04	$0.08	$0.16
Weighted average number of shares outstanding:
Basic	24,638	24,479	24,640	24,515
Diluted	24,965	24,746	24,920	24,704
Cash dividends declared per common share	$0.10	$0.10	$0.40	$0.40

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Sept. 30, 2014	Sept. 30, 2013
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$38,985	$34,596
Restricted cash	6,544	6,809
Investments, current portion	45,906	57,531
Receivables, net	12,118	12,137
Deferred tax assets, net	7,470	7,453
Prepaid expenses and other current assets	16,509	15,553
Total current assets	127,532	134,079
Investments, less current portion	11,257	4,188
Property and equipment, net	106,927	103,070
Goodwill	20,579	20,579
Deferred tax assets, net	11,923	8,835
Other assets	9,851	9,443
Total assets	$288,069	$280,194

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$38,827	$39,229
Deferred revenue	46,365	47,025
Accrued tool sets	3,806	3,971
Construction liability	1,252	—
Financing obligation, current	5,234	—
Income tax payable	4,336	283
Other current liabilities	2,515	2,191
Total current liabilities	102,335	92,699
Deferred rent liability	10,323	11,933
Financing obligation	32,478	—
Construction liability	—	27,632
Other liabilities	9,741	8,766
Total liabilities	154,877	141,030

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,838,460 shares issued and 24,825,881 shares outstanding as of September 30, 2014 and 30,535,847 shares issued and 24,643,520 shares outstanding as of September 30, 2013	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	174,376	171,087
Treasury stock, at cost, 6,012,579 shares as of September 30, 2014 and 5,892,327 as of September 30, 2013	(90,769)	(89,346)
Retained earnings	49,582	57,420
Total shareholders’ equity	133,192	139,164
Total liabilities and shareholders’ equity	$288,069	$280,194

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended Sept. 30,
	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income	$2,037	$3,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,923	22,156
Amortization of assets subject to financing obligation	1,551	—
Amortization of held-to-maturity investments	2,393	2,023
Bad debt expense	3,972	4,720
Stock-based compensation	5,721	6,224
Excess tax benefit from stock-based compensation	(85)	—
Deferred income taxes	(4,050)	(3,794)
Equity in earnings of unconsolidated affiliate	(471)	—
Training equipment credits earned, net	(1,002)	(1,926)
Loss on disposal of property and equipment	402	184
Changes in assets and liabilities:
Restricted cash: Title IV credit balances	230	(6)
Receivables	(2,701)	(1,338)
Prepaid expenses and other current assets	(767)	1,487
Other assets	(514)	(1,222)
Accounts payable and accrued expenses	(1,859)	(700)
Deferred revenue	(660)	(5,649)
Income tax payable/receivable	4,053	(659)
Accrued tool sets and other current liabilities	530	896
Deferred rent liability	(1,610)	(1,013)
Other liabilities	963	1,443
Net cash provided by operating activities	27,056	26,727
Cash flows from investing activities:
Purchase of property and equipment	(12,024)	(9,352)
Proceeds from disposal of property and equipment	42	54
Purchase of investments	(61,729)	(111,848)
Proceeds received upon maturity of investments	63,892	104,094
Return of capital contribution from unconsolidated affiliate	568	—
Restricted cash: proprietary loan program	49	(3,710)
Net cash used in investing activities	(9,202)	(20,762)
Cash flows from financing activities:
Payment of cash dividends	(9,875)	(9,820)
Repayment of financing obligation	(613)	—
Payment of payroll taxes on stock-based compensation through shares withheld	(1,639)	(1,263)
Proceeds from issuance of common stock under employee plans	—	525
Excess tax benefit from stock-based compensation	85	—
Purchase of treasury stock	(1,423)	(5,422)
Net cash used in financing activities	(13,465)	(15,980)
Net decrease in cash and cash equivalents	4,389	(10,015)
Cash and cash equivalents, beginning of period	34,596	44,611
Cash and cash equivalents, end of period	$38,985	$34,596

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2014	2013	2014	2013
	(In thousands)
Net income	$1,584	$887	$2,037	$3,901
Interest expense (income), net	507	(54)	1,624	(234)
Income tax expense	1,908	789	3,710	3,013
Depreciation and amortization	5,247	5,499	21,689	23,251
EBITDA	$9,246	$7,121	$29,060	$29,931

Reconciliation of Earnings Per Share Impact of Severance Costs

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2014	2013	2014	2013
	(In thousands)
Net income, as reported	$1,584	$887	$2,037	$3,901
Severance costs	1,323	1,558	1,323	1,558
Less: tax effects of severance costs	(529)	(608)	(529)	(608)
Net income, adjusted for severance costs	$2,378	$1,837	$2,831	$4,851

Diluted earnings per share, as reported	$0.06	$0.04	$0.08	$0.16
Diluted earnings per share, adjusted for severance costs	$0.10	$0.07	$0.11	$0.20

Diluted weighted average shares outstanding	24,965	24,746	24,920	24,704

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2014	2013	2014	2013
	(In thousands)
Salaries expense	$39,918	$41,729	$160,244	$160,272
Employee benefits and tax	7,764	7,295	31,452	32,152
Bonus expense	1,632	761	3,575	3,725
Stock-based compensation	1,400	1,788	5,721	6,224
Total compensation and related costs	$50,714	$51,573	$200,992	$202,373

Occupancy expense	$9,547	$10,135	$38,720	$39,690
Depreciation and amortization expense	$5,246	$5,499	$21,689	$23,251
Bad debt expense	$1,103	$1,073	$3,972	$4,720
Legal expense	$325	$1,028	$1,330	$2,431

Graduate Employment Rate

	Twelve Months Ended Sept. 30,
	2013	2012

Graduate employment rate	88%	85%
Graduates	10,600	12,200
Graduates available for employment	9,900	11,400
Graduates employed	8,700	9,600

The employment calculation is based on all graduates, including those that completed manufacturer specific advanced training programs, from October 1, 2012 to September 30, 2013 and October 1, 2011 to September 30, 2012, respectively, excluding graduates not available for employment because of continuing education, military service, health, incarceration, death or international student status.

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